UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2012

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 28, 2012, LKQ Corporation ("LKQ") entered into a three-year receivables securitization facility (the "Receivables Facility") pursuant to (i) a Receivables Sale Agreement ("RSA"), among certain subsidiaries of LKQ, as "Originators," and LKQ Receivables Finance Company, LLC ("LRFC"), a wholly owned, bankruptcy-remote special purpose subsidiary of LKQ, as Buyer and (ii) a Receivables Purchase Agreement (the "RPA") among LRFC, as Seller, LKQ, as Servicer, certain conduit investors and The Bank of Tokyo-Mitsubishi UFJ, Ltd. ("BTMU"), as Administrative Agent, Managing Agent and Financial Institution. Under the terms of the RSA, the Originators sell at a discount or contribute certain of their trade accounts receivable, related collections and security interests (the "Receivables") to LRFC on a revolving basis. Under the terms of the RPA, LRFC sells to BTMU for the benefit of the conduit investors and/or financial institutions (together with BTMU, the "Purchasers") an undivided ownership interest in the Receivables for up to $80 million in cash proceeds, subject to additional Incremental Purchases, as defined in the RPA, which may increase the maximum amount of aggregate investments made by the Purchasers. The proceeds from the Purchasers' initial investment have been used to finance LRFC's initial purchase from the Originators. Rather than remitting to BTMU the amount received upon payment of the Receivables, LRFC reinvests such Receivables payments to purchase additional Receivables from the Originators through the term of the agreement, subject to the Originators generating sufficient eligible Receivables to sell to LRFC in replacement of collected balances. LRFC may also use the proceeds from a subordinated loan made by the Originators to LRFC to finance purchases of the Receivables from the Originators. Because the Receivables are held by LRFC, a separate bankruptcy-remote corporate entity, the Receivables will be available first to satisfy the creditors of LRFC, including the Purchasers. At the end of the initial three year term, the financial institutions may elect to renew their commitments under the RPA.
Under the RPA, LRFC pays variable interest rates plus a margin on the outstanding amounts invested by the Purchasers. The variable rates are based on (i) commercial paper rates, (ii) LIBOR rates plus 1.25%, or (iii) base rates, and are payable monthly in arrears. LRFC also pays a commitment fee on the excess of the investment maximum over the average daily outstanding investment, payable monthly in arrears. LKQ paid an arrangement fee upon closing of the Receivables Facility.
The RPA contains customary representations and warranties and customary covenants, including covenants to preserve the bankruptcy remote status of LRFC. The RPA also contains customary default and termination provisions which provide for acceleration of amounts owed under the RPA upon the occurrence of certain specified events with respect to LRFC, the Originators or LKQ, including, but not limited to (i) LRFC's failure to pay interest and other amounts due, (ii) failure by LRFC, the Originators, or LKQ to pay certain indebtedness, (iii) certain insolvency events with respect to LRFC, the Originators or LKQ, (iv) certain judgments entered against LRFC, the Originators or LKQ, (v) certain liens filed with respect to the assets of LRFC or the Originators, and (vi) breach of certain financial ratios designed to capture events negatively affecting the overall credit quality of the Receivables securing amounts invested by the Purchasers.
LKQ has provided to LRFC a customary Performance Undertaking pursuant to which LKQ has agreed to guaranty the performance by the Originators of their obligations under the RSA. As is customary for such parent undertakings, LKQ is not guarantying the collection of any of the Receivables and LKQ will not be responsible for any obligations to the extent the failure to perform such obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related account debtor.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the RSA, the RPA and the Performance Undertaking that are filed as exhibits to this report and incorporated herein by reference.
The initial use of proceeds from the Receivables Facility was the repayment of outstanding revolver borrowings under LKQ's senior secured credit agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1
Receivables Sale Agreement dated as of September 28, 2012 among Keystone Automotive Industries, Inc., as an Originator, Greenleaf Auto Recyclers, LLC, as an Originator, and LKQ Receivables Finance Company, LLC, as Buyer.

10.2
Receivables Purchase Agreement dated as of September 28, 2012 among LKQ Receivables Finance Company, LLC, as Seller, LKQ Corporation, as Servicer, Victory Receivables Corporation, as a Conduit and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Financial Institution, as Administrative Agent and as a Managing Agent.

10.3	Performance Undertaking, dated as of September 28, 2012 by LKQ Corporation in favor of LKQ Receivables Finance Company, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 4, 2012

LKQ CORPORATION

By:	/s/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer